                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            SUPERIOR SERVICES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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

                            SUPERIOR SERVICES, INC.

                             [SUPERIOR COLOR LOGO]

                             125 SOUTH 84TH STREET
                              MILWAUKEE, WI 53214

                            ------------------------

                 NOTICE OF 1999 ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD MAY 11, 1999

                            ------------------------

To the Shareholders of
  Superior Services, Inc.:

     NOTICE IS HEREBY GIVEN THAT the 1999 Annual Meeting of Shareholders of Superior Services, Inc. will be held on Tuesday, May 11, 1999, at 1:00 p.m., at the offices of Foley & Lardner, 40th Floor, 777 East Wisconsin Avenue, Milwaukee, Wisconsin, for the following purposes:

     1.  To elect two directors for three-year terms.

     2. To consider and act upon any other business which may be properly brought before the meeting or any adjournment thereof.

     Only holders of record of the Common Stock at the close of business on April 1, 1999, will be entitled to notice of, and to vote at, the annual meeting and any adjournment thereof.

     Shareholders are cordially invited to attend the meeting in person. Even if you expect to attend the meeting in person, to help ensure that your vote is represented at the meeting please complete, sign, date, and return the accompanying proxy in the enclosed postage paid envelope. You may revoke your proxy at any time before it is actually voted by notice in writing to the undersigned or by voting in person at the meeting.

     Accompanying this Notice of 1999 Annual Meeting of Shareholders is a form of proxy and proxy statement.

                                          On Behalf of the Board of Directors

                                          Peter J. Ruud, Secretary

Milwaukee, Wisconsin
April 2, 1999

     WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED RETURN ENVELOPE.

                            SUPERIOR SERVICES, INC.
                              SUPERIOR COLOR LOGO
                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                      1999 ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 11, 1999

     This Proxy Statement and accompanying proxy are being furnished to the shareholders of Superior Services, Inc. (the "Company") beginning on or about April 2, 1999, in connection with the solicitation by the Board of Directors ("Board") of the Company of proxies to be voted at its 1999 Annual Meeting of Shareholders to be held on Tuesday, May 11, 1999, at 1:00 p.m., at the offices of Foley & Lardner, 40th Floor, 777 East Wisconsin Avenue, Milwaukee, Wisconsin and at any adjournment thereof (collectively, the "Meeting").

     Only record holders of outstanding shares of the Company's Common Stock ("Common Stock") as of the close of business on April 1, 1999 ("Record Date") are entitled to notice of, and to vote at, the Meeting. As of the Record Date, 32,356,812 shares of Common Stock were outstanding. The record holder of each outstanding share of Common Stock as of the Record Date is entitled to one vote per share for each proposal submitted for shareholder consideration at the Meeting.

     Execution of a proxy given in response to this solicitation will not affect a shareholder's right to attend the Meeting and to vote in person. The presence at the Meeting of a shareholder who has signed a proxy does not in itself revoke a proxy. Any shareholder giving a proxy may revoke it at any time before it is exercised by giving notice thereof to the Company's Secretary in writing, by notifying the appropriate personnel at the Meeting in writing or by voting in person at the Meeting. Unless so revoked, the shares represented by proxies received by the Board will be voted at the Meeting in accordance with the instructions thereon. If no instructions are specified on the proxy, the votes represented thereby will be voted (i) FOR the Board's two director nominees set forth below, and (ii) on such other shareholder matters which may properly come before the Meeting in accordance with the best judgment of the persons named as proxies.

                             ELECTION OF DIRECTORS

GENERAL

     Two members of the Board are to be elected at the Meeting for three-year terms to expire at the Company's annual meeting of shareholders held in the year 2002. Joseph P. Tate and Walter G. Winding are the Board's nominees for such directorships.

     The Articles of Incorporation and By-laws of the Corporation provide that the Board shall be divided into three classes, with one class being elected each year for a three-year term. Class III Directors will be elected at the Meeting. The terms of the Class I Directors and Class II Directors will expire at the Company's annual meetings in 2000 and 2001, respectively.

     It is intended that the persons named as proxies in the accompanying proxy will vote FOR the election of the Board's two nominees. If any nominee should become unable to serve as a director prior to the Meeting, the shares represented by proxies otherwise voted in favor of the Board's two nominees or which do not contain any instructions will be voted FOR the election of such other person as the Board may recommend. Under

Wisconsin law, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election, assuming a quorum is present. For this purpose, "plurality" means that the individuals receiving the largest number of votes are elected as directors, up to the maximum number of directors to be chosen at the election. Therefore, any shares of Common Stock which are not voted on this matter at the Meeting, whether by abstention, or otherwise, will have no effect on the election of directors at the Meeting.

DIRECTORS AND EXECUTIVE OFFICERS

     Certain information about the Board's nominees and its continuing members and the executive officers of the Company is set forth below. All members of the Board have previously been elected to the Board by the Company's shareholders.

            NAME                AGE               COMPANY POSITION                DIRECTOR SINCE
            ----                ---               ----------------                --------------
Joseph P. Tate..............    55     Chairman and Director (Class III)         July, 1992
G. William Dietrich.........    53     President, Chief Executive Officer and    September, 1994
                                       Director (Class II)
Francis J. Podvin(1)........    57     Director (Class II)                       July, 1992
Donald Taylor(1)(2).........    71     Director (Class II)                       March, 1996
Walter G. Winding(1)(2).....    57     Director (Class III)                      March, 1996
Warner C. Frazier(1)(2).....    66     Director (Class I)                        May, 1997
George K. Farr..............    40     Chief Financial Officer and Treasurer
Peter J. Ruud...............    45     Senior Vice President and Corporate
                                       Secretary
Scott S. Cramer.............    46     Vice President--General Counsel
Paul Jenks..................    52     Vice President--Special Projects
Philip J. Auld..............    46     Regional Vice President
James M. Dancy, Jr. ........    54     Regional Vice President
Larry E. Goswick............    51     Regional Vice President
John H. King................    42     Regional Vice President

------------
(1) Member of the Compensation Committee.

(2) Member of the Audit Committee.

     Joseph P. Tate is a co-founder of the Company. Mr. Tate has more than 30 years of experience in the solid waste services industry. In 1967, Mr. Tate founded the "Valley Group" of companies that was part of the original consolidation which created the Company in 1993 (the "Consolidation") and, prior to the Consolidation, was a shareholder, officer and director of each of these companies. Since the Consolidation he has continued to serve in various executive capacities with certain of the Company's subsidiaries. From January 1993 until August 1994, Mr. Tate served as Chief Executive Officer of the Company. Mr. Tate has been a member of the Board since the Company's original incorporation in July 1992 and has been Chairman of the Board of the Company since January 1993. Mr. Tate has been nominated for reelection as a member of Class III of the Board of Directors, with a term through the Company's 2002 annual shareholders meeting.

     G. William Dietrich joined the Company in February 1994 as Vice President-Solid Waste and was promoted to President and Chief Operating Officer in September 1994, with management responsibility for all of the Company's operations. Mr. Dietrich was promoted to President and Chief Executive Officer in November 1995. Prior to his employment by the Company, Mr. Dietrich was employed for over two and one-half years by Browning-Ferris Industries, Inc. ("BFI") (a national solid waste company), as a divisional vice president responsible for BFI's solid waste collection, transportation and disposal operations in Eastern and Northern Ontario. Prior thereto, Mr. Dietrich was a district manager for Laidlaw Waste Systems, Inc. (a national solid waste company) for three years with principal responsibility for Laidlaw's solid waste operations in a substantial portion of the Northeastern United States. Mr. Dietrich has been a director of the Company since September 1994 and serves as a member of Class II of the Board, with a term through the Company's 2001 annual shareholders meeting.

     Francis J. Podvin has been a principal in the law firm of Nash, Podvin, Tuchscherer, Huttenburg, Weymouth & Kryshak, S.C., Wisconsin Rapids, Wisconsin, since 1965, currently serving as its President, and specializes in business combinations, banking and corporate finance. Mr. Podvin has been a director of the Company since the Company's original incorporation in July 1992 and serves as a member of Class II of the Board, with a term through the Company's 2001 annual shareholders meeting.

     Donald Taylor has been a principal in Sullivan Associates (specialists in board of directors searches), Milwaukee, Wisconsin, since 1992. Mr. Taylor served as Managing Director of U.S.A. Anatar Investments, Ltd. (a venture capital firm) from 1989 to 1992, and prior thereto as Chairman and Chief Executive Officer of Rexnord, Inc. (a manufacturer of power transmission equipment), Milwaukee, Wisconsin. Mr. Taylor has been a director of the Company since March, 1996 and serves as a member of Class II of the Board of Directors, with a term through the Company's 2001 annual shareholders meeting.

     Walter G. Winding has been the owner and Chief Executive Officer of Winding and Company (business consultants for closely-held companies), Hartland, Wisconsin, since 1995. From January 1994 to January 1996, Mr. Winding was Senior Vice President of HM Graphics Inc. (commercial printing company), West Allis, Wisconsin. For six years prior thereto, Mr. Winding served as President and Chief Executive Officer of Schweiger Industries, Inc. (furniture manufacturer), Jefferson, Wisconsin, and prior thereto was Schweiger's Vice President-Administration for four years. Prior thereto, Mr. Winding served in various management positions with Jos. Schlitz Brewing Company (brewery and beer distributor), Milwaukee, Wisconsin. Mr. Winding has been a director of the Company since March 1996 and has been nominated for reelection as a member of Class III of the Board of Directors with a term through the Company's 2002 annual shareholders meeting.

     Warner C. Frazier has been the Chairman and Chief Executive Officer of Simplicity Manufacturing, Inc. (a manufacturer of lawn and garden power equipment), Port Washington, Wisconsin, since 1983, and also served as President of that firm from 1980 to 1996 and as Vice President of Marketing from 1976 to 1980. Prior thereto, Mr. Frazier served in various management positions with Allis-Chalmers in Milwaukee, Wisconsin, Los Angeles, California, and Seattle, Washington. Mr. Frazier serves as a member of Class I of the Board, with a term through the Company's 2000 annual shareholders meeting.

     George K. Farr joined the Company in February 1993 as Corporate Controller, with financial reporting responsibility for all of Superior's operating locations. In December 1994, he was promoted to Chief Financial Officer of the Company, with responsibility for the oversight of all of the Company's financial matters (including investor relations). In October 1998, he also assumed responsibility for the Company's public relations activities. Prior to joining the Company, he served as the Market Development Controller for Sanifill, Inc. (a solid waste service company), Houston, Texas, from February 1991 to July 1992, where he was responsible for supervising the financial due diligence process and subsequent integration of Sanifill's major acquisitions. Prior thereto, he held various financial management positions, including Executive Vice President-Finance and Administration, at BancPlus Savings Association (a savings and loan institution), Houston, Texas, for five years.

     Peter J. Ruud joined the Company in September 1993 as Vice President-General Counsel and Corporate Secretary, with responsibility for all of the Company's legal matters. In November 1995, Mr. Ruud also assumed oversight responsibility for the Company's human resources and health and safety functions. In August 1997, Mr. Ruud was promoted to Vice President-Administration and Corporate Secretary with responsibilities for the Company's human resources and health and safety functions, public relations, governmental affairs and corporate governance. In October 1998, he was promoted to Senior Vice-President and Corporate Secretary. Prior to joining the Company, Mr. Ruud was in private practice with the law firm of Davis & Kuelthau, S.C., Milwaukee, Wisconsin, since 1978, specializing in environmental and corporate law and regulatory compliance. Mr. Ruud also served as a member of the firm's managing Board of Directors.

While a shareholder of Davis & Kuelthau, S.C., Mr. Ruud was actively involved in the formation of the Company and the Consolidation.

     Scott S. Cramer joined the Company in July 1997 as Vice President-General Counsel, with responsibility for all of the Company's legal matters. Prior to joining the Company, Mr. Cramer served in various legal capacities for more than 13 years with BFI. Most recently Mr. Cramer was Senior Corporate Counsel to BFI. Mr. Cramer also was European Regional Counsel, Vice President and Director of Legal Affairs as well as Corporate Secretary for Browning Ferris Industries Europe, Inc. in Utrecht, The Netherlands from July 1989 to January 1993. Prior to joining BFI, Mr. Cramer was counsel to Pennzoil Company which followed his tenure in private practice.

     Paul Jenks joined the Company in October 1998 as Vice President-Special Projects responsible for a variety of special assignments including the development and supervision of a transition team which assists in the integration of the Company's acquisitions. Prior to joining the Company, Mr. Jenks was employed by Waste Management, Inc. (a national solid waste company) ("WMI") for 16 years in a number of operating management roles. From 1997 to 1998 he was Vice President and General Manager of WMI's East Ohio Region; from 1996 to 1997 he was Region President of WMI's Central Ohio Region; from 1994 to 1996 he was Vice President of Operations for WMI's Mideast Region, and from 1987 to 1994 he was Division President and General Manager of WMI's Columbus, Ohio Division.

     Philip J. Auld joined the Company as Regional Vice President-Eastern Region in October 1998, with management responsibility for all solid waste operations in the Company's eastern region. Prior to his employment by the Company, Mr. Auld was employed for over 10 years by WMI, most recently as a Region Vice President responsible for WMI's solid waste operations in New York City. Prior to becoming Region Vice President for New York City, Mr. Auld was a Division President responsible for WMI's solid waste operations in several areas including Philadelphia, Baltimore and Washington, D.C.

     James M. Dancy, Jr. joined the Company in September 1998 as Regional Vice President-Southern Region, with management responsibility for all solid waste operations in the Company's southern region. Mr. Dancy has more than 30 years of experience in the solid waste services industry. Prior to his employment by the Company, Mr. Dancy was employed by WMI in several operating management positions. From 1995 to 1998, he was Regional Vice President for a number of WMI's Regions, including Eastern Pennsylvania and New Jersey, New York City, Long Island and Northern New Jersey and Eastern Pennsylvania and Southern New Jersey. From 1992 to 1995, Mr. Dancy served as WMI's Managing Director, International Solid Waste, Western Europe; from 1990 to 1992 he was Regional Operations Vice President for WMI's New England and Ontario Region, and from 1988 to 1990 he was General Manger of WMI's solid waste operations in Portland, Oregon. Before he joined WMI, Mr. Dancy held a number of senior management positions for other companies in the solid waste services industry, including Regional Vice President for Laidlaw Waste Systems, Inc. (a national solid waste company) from 1985 to 1988, Executive Vice President and COO for Western Waste Industries, Inc. Los Angeles, California (a regional solid waste company) from 1983 to 1985 and Vice President of Waste Resources Corp., Philadelphia, Pennsylvania (a regional solid waste company) from 1967 to 1981.

     Larry Goswick joined the Company in December 1998 as Regional Vice President-Midwest Region, with management responsibility for all solid waste operations in the Company's midwest region. Prior to joining the Company, Mr. Goswick was employed by Loomis, Fargo & Company (a national security services company) from 1995 to 1998 as Division President/Chief Operating Officer responsible for Loomis' operations in its eight state South Central Region. From 1981 to 1995, Mr. Goswick was employed in management roles in several companies in the solid waste services industry. Specifically, from 1989 to 1995 he was employed as District General Manager for BFI, responsible for BFI's La Porte, Texas and Beaumont, Texas operations; from 1987 to 1989 he served as Division General Manger for the Denver, Colorado division of Laidlaw Waste Systems, Inc.; from 1985 to 1987 he was President of Yellow Rose, Inc., Alvarado, Texas (a regional solid waste company); and from 1981 to 1985 he was Regional Operations Manager and District General Manager for BFI's Houston, Texas operations.

     Mr. King joined the Company in June 1994 as Vice President-Operations and was promoted to the position of Operating Vice President-Special Services in September 1994, with responsibility for managing the Company's other integrated waste services group. In April 1997, Mr. King's area of responsibility was expanded to include solid waste operations in the Company's central region. In October 1998, Mr. King resumed responsibility for the Company's other integrated waste services operations when he was appointed as Regional Vice President-Special Services. Prior to his employment by the company, Mr. King was employed for five years by Laidlaw Waste Systems, Inc. as Director of Operations for its Ohio and Michigan region, with responsibility for the management of Laidlaw's collection operations throughout that territory. For six years prior thereto, Mr. King served in various capacities with BFI.

BOARD COMMITTEES AND MEETINGS OF THE BOARD

     The Board has established two standing committees, the Audit Committee and the Compensation Committee, to exercise certain of the Board's functions and to assist the Board in the discharge of its responsibilities. The Board as a whole nominates directors for election and will consider nominees recommended in writing by shareholders, together with appropriate background data, if such recommendations are made in accordance with the Company's By-laws.

     During 1998, 12 meetings of the Board were held.

     The Audit Committee's principal functions are to recommend annually a firm of independent certified public accountants to serve as the Company's auditor, to meet with and review reports of the Company's auditor, approve the audit fees payable to the auditors, to recommend to the Board such actions within the scope of its authority as it deems appropriate, and to approve related party transactions. The Audit Committee currently consists entirely of independent directors, including Donald Taylor (Chairman), Walter G. Winding and Warner C. Frazier. The Audit Committee met twice in 1998.

     The Compensation Committee, which met four times in 1998, is responsible for reviewing and approving the compensation, bonuses, and benefits of officers and other key employees of the Company and its subsidiaries and the administration of the Company's 1993 Incentive Stock Option Plan, 1996 Equity Incentive Plan and 1998 Broad-Based Stock Option Plan. The Compensation Committee currently consists entirely of independent directors, including Francis J. Podvin (Chairman), Donald Taylor, Walter G. Winding, and Warner C. Frazier. See "Executive Compensation-Report on Executive Compensation."

                           STOCK OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of the Record Date with respect to the beneficial ownership of Common Stock by (a) all persons or entities known to the Company to be the beneficial owner of more than five percent or more of the Common Stock; (b) each executive officer named in the Summary Compensation Table set forth below; (c) each of the current directors and nominees; and (d) all executive officers and directors as a group. Unless otherwise noted, each person has sole investment and voting power with respect to the shares indicated (subject to applicable marital property laws).

                                                             SHARES BENEFICIALLY
                                                                    OWNED
                                                             --------------------
                NAME OF BENEFICIAL OWNER                      NUMBER      PERCENT
                ------------------------                     ---------    -------
Joseph P. Tate(1)(2)(4)..................................    2,591,184      8.0%
G. William Dietrich(3)(4)................................      488,876      1.5
George K. Farr(4)........................................      292,452        *
Francis J. Podvin(4).....................................       45,306        *
Donald Taylor(4).........................................       24,875        *
Walter G. Winding(4).....................................       24,875        *
Warner C. Frazier(4).....................................       19,142        *
Gary Blacktopp(4)........................................       83,652        *
John King(4).............................................       47,983        *
Scott Cramer(4)..........................................       33,538        *
Paul M. Burke(5).........................................    1,915,658      5.9
All executive officers and directors as a group (10
  persons)(4)............................................    3,651,883     10.9

------------

   *Indicates less than 1%.

(1) Address is c/o 125 South 84h Street, Suite 200, Milwaukee, WI 53214.

(2) The listed shares include 2,397,431 shares owned by two trusts established by Mr. Tate, in which Mr. Tate acts as trustee.

(3) The listed shares include 1,000 shares owned by Mr. Dietrich's spouse.

(4) The shares listed for Messrs. Tate, Dietrich, Farr, Blacktopp, Cramer and King include 38,753, 487,676, 292,352, 81,152, 33,338 and 47,983 shares, respectively, subject to acquisition upon the exercise of stock options currently exercisable or exercisable within 60 days of the Record Date. The shares listed for Messrs. Podvin, Taylor, Winding and Frazier include 24,375, 24,375, 24,375, and 18,542 shares, respectively, subject to acquisition upon the exercise of stock options currently exercisable or exercisable within 60 days of the Record Date. The shares listed for all executive officers and directors as a group include 1,067,921 shares subject to acquisition upon exercise of stock options currently exercisable or exercisable within 60 days of the Record Date.

(5) Address is 2806 Juniper Hill Court, Louisville, Kentucky 40206. The information with respect to Mr. Burke is as of February 12, 1999, as reported by Mr. Burke in his Schedule 13G/A dated February 10, 1999 except to the extent otherwise known to the Company.

                             EXECUTIVE COMPENSATION

REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board is responsible for reviewing and approving the compensation program for the Company's executive officers, including the Chairman of the Board and the President/Chief Executive Officer. The philosophy underlying the Company's executive compensation program is that executive compensation should be designed and implemented in a manner which attracts, motivates, and retains qualified senior managers, including its executive officers, who are committed to achieving sustainable growth in shareholder value.

     The Company's executive compensation program includes base salary, cash bonus and stock option bonus elements. The base salary paid to each executive officer is based upon the Committee's evaluation of various factors including the scope of the executive's role and responsibilities, the past performance of the individual and the Company, the executive's present and future value to the Company, market compensation data for executives of other companies in the solid waste industry (including most of those included in the Company's peer group for measuring shareholder total return) and non-solid waste industry companies with similar revenues and growth rates, and other relevant factors. Consistent with the Company's compensation philosophy, the executive compensation program, which includes elements of both cash bonus and stock options, is weighted towards incentive compensation directly tied to performance goals which contribute significantly to long-term growth in shareholder value. By including stock options in the incentive compensation program, the Company intends to align the interests of the participating executives with those of shareholders by providing value to the executive through appreciation in share value.

     The Company's management incentive compensation plan for 1998 included qualifying criteria and measurement targets based upon year over year improvement in the Company's earnings per share. These financial performance criteria were designed and intended to directly link executive compensation to the shareholders' interest in the creation of shareholder value through growth of the Company's earnings. In addition, the incentive compensation plan for each individual executive officer included non-financial criteria tied to the executive's expected contribution to the Company's continuous improvement programs. The Committee retained the discretion to modify or deviate from financial performance measures where consistent with the primary objective of long-term growth in shareholder value.

     Cash bonuses and stock option grants are usually awarded by the Committee to the named Executive Officers subsequent to the end of the Company's fiscal year. Bonus awards are based upon the Committee's review with Mr. Dietrich of the Company's achievement of financial performance criteria and each named Executive Officer's achievement of his individual non-financial criteria. In some circumstances, special stock option grants may also be awarded by the Committee during the Company's fiscal year, for example to adjust the compensation package of an executive officer who has been assigned additional responsibilities, to recognize extraordinary performance related to a specific event or activity or to otherwise promote the Company's compensation philosophy.

     In November 1998, the Compensation Committee also authorized a special grant of stock options to a broad based group of management employees. In the Committee's judgment, stock options are critical to the Company's compensation program's underlying philosophy of motivating managers to realize higher stock prices for the Company's shareholders. In the Committee's view, the decline in the Company's share price in the second half of 1998, to the extent it was attributable to general stock market conditions rather than operating performance, had reduced the effectiveness of outstanding stock options to motivate and retain employees and respond to competitive pressures.

     In determining the 1998 base salary of Mr. Dietrich, the Compensation Committee considered (i) Mr. Dietrich's contribution to the Company's financial performance in 1997 which included significant growth in both revenues and profitability, (ii) Mr. Dietrich's critical role in the successful "follow-on" public offering which was completed in 1997, (iii) the compensation practices of other companies (including most of those included in the Company's peer group for measuring shareholder total return) for executives with similar levels of responsibility, (iv) the effort required to continue to generate significant growth in earnings per share in light of the significant increase in the number of shares outstanding and (v) his commitment to implementation of the Company's long-term strategic plan. In addition, the Compensation Committee engaged the services of an outside compensation consultant for the purpose of reviewing executive compensation survey data.

     The CEO's compensation plan for 1998 was heavily weighted to pay-for-performance compensation. Mr. Dietrich's base salary was increased from $236,600 for 1997 to $324,000 for 1998. The increase was intended to reflect Mr. Dietrich's role in the Company's 1997 financial performance (specifically, the substantial increase in earnings and significant increase in profitability during a time of accelerating growth) and to keep the CEO's salary comparable with compensation of executives of other companies in the solid waste industry, including most of those in the Company's Self-Determined Peer Group Index, as well as executives of other companies with comparable revenues and growth rates who have similar responsibilities. The annual cash bonus incentive awarded to Mr. Dietrich for 1998 was $276,670, based upon the earnings per share growth qualifying criteria and measurement targets under the Company's 1998 management incentive plan. In February 1999, Mr. Dietrich also was granted stock options exercisable for 85,392 shares at the fair market value of the stock on the grant date, based upon the 1998 earnings per share measurement targets under the Company's 1998 management incentive plan. The incentive compensation awarded to Mr. Dietrich for 1998 represented 71.2% of the maximum possible payout under his 1998 compensation plan. In addition to the stock options granted to Mr. Dietrich under the Company's 1998 compensation plan, the Compensation Committee also authorized a special award to Mr. Dietrich in November 1998 of stock options for 250,000 shares at the stock's fair market value on the grant date, as part of a broad based stock option grant to the Company's operating management intended to provide additional incentives to successfully implement the Company's long-term growth strategies.

     Since the Company believes its stock option plans have been adopted and are being administered in accordance with Internal Revenue Code Section 162(m), it is the Committee's position that no further action is necessary to conform its compensation plans to comply with the regulations proposed under Internal Revenue Code Section 162(m) relating to the $1 million cap on executive compensation deductibility.

                                            By the Compensation Committee:

                                            Francis J. Podvin, Chairman
                                            Donald Taylor
                                            Walter G. Winding
                                            Warner C. Frazier

SUMMARY COMPENSATION INFORMATION

     The following table sets forth certain information concerning compensation paid by the Company for the last three fiscal years to (i) the Company's Chief Executive Officer, (ii) the four most highly compensated executive officers other than the CEO who were serving as such as of December 31, 1998 (or for any part of the fiscal year ended December 31, 1998), and (iii) individuals who would have been included in the group described in (ii) above, but for the fact that the individual was not serving as an executive officer as of December 31, 1998. The persons named in this table are sometimes referred to herein as the named Executive Officers.

                           SUMMARY COMPENSATION TABLE

                                                                      SHARES UNDERLYING
                                       FISCAL    ANNUAL     ANNUAL         OPTIONS           ALL OTHER
NAME AND PRINCIPAL POSITION             YEAR     SALARY    BONUS(1)      GRANTED(2)       COMPENSATION(3)
---------------------------            ------   --------   --------   -----------------   ---------------
Joseph P. Tate.......................   1998    $170,000   $120,000         45,000            $5,110
Chairman                                1997    $155,000   $155,000         24,495            $3,873
                                        1996    $155,000   $134,816          8,300            $3,873

G. William Dietrich..................   1998    $324,000   $276,670        350,000            $9,795
President and CEO                       1997    $236,600   $307,580        180,000            $9,794
                                        1996    $182,000   $285,000         10,435            $4,184

George K. Farr.......................   1998    $180,000   $115,279        250,000            $3,112
Chief Financial Officer and Treasurer   1997    $150,000   $150,000        146,530            $2,705
                                        1996    $135,000   $101,000          5,739            $2,665

Gary Blacktopp.......................   1998    $170,000   $108,875         34,449            $6,780
Senior Vice President--Operations(4)    1997    $153,482   $128,426        101,558            $4,193

John H. King.........................   1998    $135,200   $ 69,270         32,613            $2,951
Regional Vice President--Special
Services

Scott S. Cramer......................   1998    $125,000   $ 64,044         30,687            $  696
Vice President--General Counsel


------------
(1) The value of perquisites and other personal benefits received by any named Executive Officer did not exceed the lesser of $50,000 or 10% of the named Executive Officer's salary and bonus. Annual bonus is reflected in the year earned, even though it may have been paid in the subsequent year.

(2) Options are reflected in the year of grant, even though they may have been based upon performance in the year preceding grant. See "Stock Options" below.

(3) The majority of other compensation is Company contributions to the Company's 401(k) Plan. Also includes life insurance premiums paid by the Company on executive group policy insurance in excess of $50,000 payable to the named Executive Officers or their respective families. 1998 and 1997 includes $3,851 and $1,790 respectively of club dues for G. William Dietrich. 1997 also includes $3,187 imputed interest for G. William Dietrich, see "Certain Transactions." 1998 includes $2,552 of personal airfare reimbursed to Gary Blacktopp.

(4) Mr. Blacktopp's title was Senior Vice President-Operations until October, 1998 when he became Vice President-Maintenance.

STOCK OPTIONS

     Option Grants. The following table sets forth certain information with respect to stock options granted during 1998 to each of the named Executive
Officers:

                                                                                         POTENTIAL REALIZABLE VALUE
                       NUMBER OF                                                          AT ASSUMED ANNUAL RATES
                         SHARES          % OF TOTAL                                     OF STOCK PRICE APPRECIATION
                       UNDERLYING      OPTIONS GRANTED                                       FOR OPTION TERM(3)
                        OPTIONS         TO EMPLOYEES     EXERCISE PRICE   EXPIRATION    ----------------------------
        NAME           GRANTED(1)          IN 1998        PER SHARE(2)      DATE(7)          5%             10%
        ----           ----------      ---------------   --------------   -----------   ------------    ------------
Joseph P. Tate.......      30,000           1.85%           $28.4625       2/24/03(4)   $    136,839    $    396,283
                           15,000            .92%           $ 18.375      11/24/08(5)   $    173,339    $    439,283

G. William
  Dietrich...........     100,000           6.16%           $ 25.875       2/24/08(4)   $  1,627,265    $  4,123,809
                          250,000          15.40%           $ 18.375      11/24/08(5)   $  2,888,985    $  7,321,254

George K. Farr.......      50,000           3.08%           $ 25.875       2/24/08(4)   $    813,632    $  2,061,904
                          200,000          12.32%           $ 18.375      11/24/08(5)   $  2,311,188    $  5,857,004

Gary Blacktopp.......       4,449            .27%           $ 25.875       2/24/08(4)   $     72,397    $    183,468
                           30,000           1.85%           $ 18.375      11/24/08(6)   $    346,678    $    878,551

John King............       2,613            .16%           $ 25.875       2/24/08(4)   $     42,250    $    107,755
                           30,000           1.85%           $ 18.375      11/24/08(6)   $    346,678    $    878,551

Scott S. Cramer......         687            .04%           $ 25.875       2/24/08(4)   $     11,179    $     28,331
                           30,000           1.85%           $ 18.375      11/24/08(6)   $    346,678    $    878,551

All named Executives
Officers as a
group(8).............     742,749          45.75%           $ 20.586        Various     $  9,117,108    $ 23,154,744

All Shareholders.....  30,138,156(9)      N/A                N/A              N/A       $348,274,685(9) $882,596,432(9)


------------
(1) Includes nonqualified stock options and incentive stock options granted under the Company's 1996 Equity Incentive Plan.

(2) Exercise price is equal to the market value of the Common Stock on the date of grant (except for the 30,000 share option grant to Mr. Tate which expires 2/24/03 for which the exercise price is 110% of market value on the date of grant).

(3) The potential realizable values set forth under the columns represent the difference between the stated option exercise price and the market value of the Common Stock based on certain assumed rates of stock price appreciation from the grant price and assuming that the options are exercised on their stated expiration date; the potential realizable values set forth do not take into account applicable tax and expense payments which may be associated with such option exercises. Actual realizable value, if any, will be dependent on the future stock price of the Common Stock on the actual date of exercise, which may be earlier than the stated expiration date. The 5% and 10% assumed rates of stock price appreciation over the ten-year exercise period of the options used in the table above are mandated by rules of the SEC and do not represent the Company's estimate or projection of the future price of the Common Stock on any date. There can be no assurance that the stock price appreciation rates for the Common Stock assumed for purposes of this table will actually be achieved.

(4) The stock options vest at the rate of 25% after the first 12 months after grant and 6.25% per quarter thereafter.

(5) 50% of the options vested immediately upon grant, the balance vest at the rate of 6.25% per quarter.

(6) 25% of the options vested immediately upon grant, the balance vest at the rate of 6.25% per quarter.

(7) Although not a provision of the 1996 Plan, all option agreements evidencing option grants made under the 1996 Plan have historically included, and are expected to continue to include, a provision allowing the Board to accelerate the vesting of all outstanding options represented thereby upon the occurrence of a change in control of the Company. Under the terms of their respective employment agreement or

    KEESA, the vesting of options granted to Messrs. Tate, Dietrich, Farr, Blacktopp, King and Cramer is automatically accelerated upon the occurrence of a change in control of the Company (as defined in the applicable employment agreement or KEESA).

(8) This row represents the total number of shares granted in 1998 to all named Executive Officers and the potential realizable value of all such options at assumed annual rates of stock price appreciation as described in footnote
    (3) to the table.

(9) These dollar values represent the potential realizable value to all shareholders as a group with respect to all 30,138,156 shares outstanding as of November 24, 1998, the last grant date of options to named Executive Officers during 1998, based on the difference between the fair market value of all shares outstanding on November 24, 1998 and the market value of the Common Stock based on certain assumed rates of stock price appreciation as described in footnote (3) to the table.

     Option Values; Option Exercises. The following table sets forth the aggregate value of unexercised options at December 31, 1998, held by each of the named Executive Officers and information regarding option exercises during 1998 by each of the named Executive Officers.

                1998 OPTION EXERCISES AND YEAR-END OPTION VALUES

                                                               NUMBER OF UNDERLYING          VALUE OF UNEXERCISED
                                                              UNEXERCISED OPTIONS AT         IN-THE-MONEY OPTIONS
                                                                FISCAL YEAR END(2)           AT FISCAL YEAR END(3)
                            SHARES ACQUIRED      VALUE      ---------------------------   ---------------------------
           NAME               ON EXERCISE     REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           ----             ---------------   -----------   -----------   -------------   -----------   -------------
Joseph P. Tate............           0         $      0        23,922         53,873      $   54,952      $ 31,884
G. William Dietrich.......      15,149         $280,976       402,024        348,262      $2,486,646      $238,861
George K. Farr............           0         $      0       233,051        252,968      $1,138,138      $184,111
Gary Blacktopp............           0         $      0        65,300        112,881      $  136,480      $ 93,010
John King.................           0         $      0        42,411         44,275      $  262,560      $ 94,125
Scott Cramer..............           0         $      0        23,125         57,562      $   12,656      $ 37,969

------------
(1) The value realized is the difference between the gross proceeds from sale of the acquired shares less the exercise price paid to acquire the shares.

(2) Includes nonqualified stock options and incentive stock options granted under the Company's 1993 Incentive Stock Option Plan (the "1993 Plan") and the Company's 1996 Equity Incentive Plan (the "1996 Plan") with prices equal to the market value of the Common Stock on the date of grant (except for options granted to Mr. Tate for which the exercise price is 110% of market value on the date of grants). The stock options have varying vesting schedules with some options partially vesting immediately upon grant, but generally vest at the rate of 25% after the first 12 months after grant and 6.25% per quarter thereafter. As provided in the 1993 Plan and as historically provided in option agreements evidencing options under the 1996 Plan, the Board may accelerate the vesting of all outstanding options under the 1993 Plan and 1996 Plan upon the occurrence of a change in control of the Company. Under the terms of their respective employment agreement or KEESA, the vesting of options granted to Messrs. Tate, Dietrich, Farr, Blacktopp, King and Cramer is automatically accelerated upon the occurrence of a change in control of the Company (as defined in the applicable employment agreement or KEESA).

(3) The dollar values were calculated by determining the difference between the fair market value of the underlying Common Stock and the various applicable exercise prices of the named Executive Officers' outstanding options at the end of 1998. The last reported sale price of the Company's Common Stock on The Nasdaq Stock Market on December 31, 1998 was $20.0625 per share.

EMPLOYMENT AND NONCOMPETITION AGREEMENTS

     The Company has entered into employment agreements with Messrs. Dietrich and Farr. The employment agreements provide for three-year terms which are extended automatically on each anniversary date for one additional year, unless either party gives notice of nonrenewal. The Company may also terminate any of the employment agreements at any time for "cause" as defined in the officer's KEESA. See "Severance and Change in Control Arrangements". If the Company terminates the officer's employment other than for cause or the officer's death or disability or if the Company elects not to extend the officer's employment agreement, the officer is entitled to receive a severance payment equal to three
(3) times the officer's average annual total compensation for the five years prior to termination as well as continuation of the officer's medical benefits. The employment agreements with Messrs. Dietrich and Farr terminate immediately upon a "change in control" as defined in the officer's KEESA. In such event the officers will continue to serve as consultants to the Company through the expiration date of the then current term of the employment agreement with monthly consulting fees equal to the officer's then current salary. The consulting payments automatically accelerate upon the officer/consultant's death or disability and are subject to acceleration by either the Company or the officer/consultant at any time. Mr. Dietrich's employment agreement also provides that, in the event of a change of control, the Company would reimburse him for closing costs and commissions on the sale of his home and make him whole if his home sells for less than his cost basis.

     The Company has also entered into employment agreements with Messrs. Blacktopp, King and Cramer. The employment agreements provide for two-year terms, which are extended automatically on each anniversary date for one additional year, unless either party gives notice of nonrenewal. The Company may also terminate the employment agreements at any time for "cause" as defined in the employment agreements. If the Company elects to terminate Messrs. Blacktopp's, King's or Cramer's employment, other than for cause or his death or disability, such individual is entitled to receive a severance payment equal to the unpaid balance of the employee's base salary through the expiration of the initial term or the renewal term within which termination takes place, subject to the change of control provisions described below.

     If the employment of any of the above officers is terminated as a result of his death, his estate or representative is entitled to receive an amount equal to the officer's base salary for the month in which he dies. If the employment of Messrs. Dietrich or Farr is terminated as a result of his disability, such officer is entitled to receive his base salary for a period of 180 days after the Company notifies the officer of such termination, reduced by the amount of any disability benefits received under the Company's disability benefit plan. If the employment of Messrs. Blacktopp, King or Cramer is terminated as a result of his disability, such officer is entitled to receive his base salary through the date of termination.

     Mr. Dietrich is subject to a noncompetition agreement which prohibits him during the term of his employment and for one year thereafter from competing with the Company within 50 miles of any Company facility or from using or disclosing confidential information of the Company. Messrs. Farr, Cramer, King and Blacktopp are also subject to noncompetition agreements substantially identical to Mr. Dietrich's, except that the noncompetition term extends for two years following the termination of their respective employment with the Company.

SEVERANCE AND CHANGE IN CONTROL ARRANGEMENTS

     The Company has Key Executive Employment and Severance Agreements, as amended ("KEESAs"), with Messrs. Tate, Dietrich, and Farr.

     Under the terms of the KEESAs, such officers are entitled to receive compensation at the same rate in effect at the date of change in control (subject to increase by the Compensation Committee) during an officer's employment period following the change in control and to be included in the Company's benefit plans available to employees of comparable status. If during the employment period the officer's employment is terminated by the Company, other than for "cause" (as defined in the KEESAs), or if the officer's duties are changed substantially without his written consent and the officer terminates his employment as a result, or the officer terminates employment at any time within 12 months after the change in control either voluntarily or as a result of his death or disability, the officer is entitled to receive a lump sum payment equal to three times the officer's average annual total compensation for the five years prior to the change in control. Immediately upon a change in control, all outstanding stock options held by such officers automatically vest. At the option of each officer, upon a change in control each officer may receive cash in an amount equal to the difference between the exercise price for the options and the fair market value of the shares that would be received upon exercise, unless the officer's exercise of his right to receive cash would make the change in control transaction ineligible for pooling of interests treatment under APB No. 16. Under the terms of the KEESA's, the officer and his spouse are entitled to coverage under the Company's medical benefit plans until age 85 and the officer's other dependents are entitled to coverage to age 21. In the event the officers are required to pay an excise tax on "excess parachute payments" received from the Company upon a change in control, the Company has agreed in the KEESA's to pay the officer an amount necessary to place the executive in the same after-tax financial position as the executive would have been in had the executive not incurred such tax.

     Under the terms of the employment agreements with Messrs. Blacktopp, King and Cramer, if any of the officers is terminated due to a "change in control" (as defined in the employment agreements) the officer is entitled to receive a lump sum severance payment equal to three times for Mr. Blacktopp or two times for Messrs. King or Cramer, of his base salary in effect on the effective date of the change in control.

DIRECTOR COMPENSATION

     Under the Company's director compensation policy, each independent director receives an annual retainer fee of $16,000, plus $500 for attending each committee meeting or Board meeting, in addition to reimbursement of out-of-pocket expenses. The Chairman of the Compensation Committee of the Board receives an additional annual retainer fee of $1,000.

     In addition, under the Company's 1996 Equity Incentive Plan (the "1996 Plan"), on the effective date of the Company's initial public offering (March 7,
1996), each then serving independent director was automatically granted non-qualified stock options under the 1996 Plan to purchase 10,000 shares of Common Stock at a per share exercise price equal to the initial public offering price of $11.50 per share. Each new independent director joining the Board will automatically receive an initial non-qualified stock option to purchase 10,000 shares of Common Stock exercisable at the closing sale price of the Common Stock on the date of grant. Each independent director's initial option grant will vest ratably over an approximate three-year period, provided that the independent director continues to serve as a member of the Board at the end of each vesting period with respect to the increment then vesting. The 1996 Plan also provides that, at the time of each annual meeting, each then serving and continuing independent director will receive automatically an additional non-qualified stock option to purchase 2,500 shares of Common Stock at an exercise price equal to the closing sale price of the Common Stock on the date of grant. These annual option grants will vest in full within six months from the date of grant. The 1996 Plan also authorizes the Board to make special option grants to independent directors. A special grant of options to purchase 15,000 shares at an exercise price equal to the closing sale price of the Common Stock on the date of grant was made to independent directors in November 1998. Under the terms of the special option grant, the options were 50% vested immediately upon grant with the balance vesting at the rate of 6.25% per quarter thereafter. Notwithstanding the aforementioned vesting provisions, all outstanding options granted to independent directors under the 1996 Plan will vest immediately upon a change in control, or the director's death or disability. All options granted to independent directors under the 1996 Plan will expire upon the earlier to occur of ten years from the grant or one year from the independent director ceasing to hold such position.

SHARE OWNERSHIP REQUIREMENTS

     To further support the Company's philosophy of maintaining a strong link between stockholder and management interests, the Company has amended its By-laws to expand the stock ownership requirements for independent directors. Each independent director is required to purchase (over a five-year period of time) and hold directly or through one or more affiliates, investments in Company Common Stock valued at three times their annual retainer. In addition, the Board of Directors has directed the Compensation Committee to establish ownership guidelines for the Company's executive officers.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file reports concerning their ownership and changes of ownership of Company stock and furnish copies of such forms to the Company. Based solely upon information provided to the Company by individual directors and executive officers, the Company believes that during the fiscal year ended December 31, 1998 all of its directors and executive officers complied with the Section 16(a) filing requirements, except that Form 3s to report initial beneficial ownership of securities by Dale O. Nolder and Gary D. Blacktopp were inadvertently filed one day late and a Form 5 to report an option grant in November 1998 was inadvertently not filed by Joseph P. Tate.

                         STOCK PERFORMANCE INFORMATION

     The following performance graph compares the cumulative total return of the Company's Common Stock to the cumulative total return of (i) the Standard and Poor's 500 Composite Index and (ii) an index of peer group issuers selected in good faith (the "Self-Determined Peer Group Index"). The Self-Determined Peer Group Index includes Allied Waste Industries, Inc., Browning-Ferris Industries, Inc., Waste Management, Inc., Casella Waste Systems, Inc., Waste Industries, Inc. and Republic Services, Inc. American Waste Services, Inc. and USA Waste Services, Inc. have been omitted from this year's Peer Group because they have merged with USA Waste Services, Inc. and Waste Management, Inc., respectively. The comparison in the graph assumes the investment of $100 in the Company's Common Stock, and Standard and Poor's 500 Composite Index, and the Self-Determined Peer Group Index on March 8, 1996 (first trading day following the Company's initial public offering), and the reinvestment of all dividends. The source of the performance graph is the Center for Research in Security Prices at the University of Chicago Graduate School of Business.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
PEER GROUP PERFORMANCE CHART

-----------------------------------------------------------------------------------------------------------------
                                           12/31/94    12/31/95    3/8/96    12/31/97    12/31/98    12/31/96
-----------------------------------------------------------------------------------------------------------------
 Superior Services, Inc.                      --          --        $100       $154        $218        $151
 S&P 500 Composite Index                     $70         $97        $100       $119        $159        $205
 Self-Determined Peer Group Index            $84         $94        $100       $100        $141        $142
-----------------------------------------------------------------------------------------------------------------

                              CERTAIN TRANSACTIONS

     The Company loaned G. William Dietrich $75,000 in June 1994. The loan is represented by an unsecured promissory note, with interest accruing from June 29, 1997, and payable annually at the Company's average annual borrowing rate as adjusted from time to time and principal payable in one lump sum payment 90 days after Mr. Dietrich terminates employment with the Company for any reason. The principal amount outstanding at December 31, 1998 was $75,000. All accrued interest as of December 31, 1998 had been paid in full. The Company loaned G. William Dietrich $150,000 in March 1999. The loan is represented by an unsecured promissory note, with principal and interest, at the Company's average borrowing rate, payable in one lump sum on April 30, 1999.

     In 1998, the Company purchased public relations, employee communications and graphics arts services from Whole Hog Productions, Inc. Ms. Jenifer Ortwein, a principal shareholder of Whole Hog Productions, Inc., married Joseph P. Tate, the Chairman and a director of the Company, in February 1999. The Company paid Whole Hog Productions, Inc., a total of $25,603 for services purchased by the Company in 1998. The Company believes that the purchase of services from Whole Hog Productions, Inc. was on terms no less favorable to the Company than could be obtained from an unaffiliated third party.

                                 OTHER MATTERS

     Representatives from Ernst & Young LLP, the Company's independent auditors for the current year as well as for all years since the Company began operations in 1993, are expected to be present at the Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     The Board does not intend to present at the Meeting any matters for shareholder action other than the matters described in the Notice of Annual Meeting. The Board knows of no other matters to be brought before the Meeting or other director candidates to be nominated which will require the vote of shareholders. For other business to be properly brought before the Meeting by a shareholder, such shareholder must have given written notice of such proposed business or director nominee complying with the Company's By-laws to the Secretary of the Company not before February 10, 1999, or after March 12, 1999. The Company received no such notices within that time period with respect to other business to be brought before the Meeting by a shareholder. The Company has extended this time period for one shareholder to allow for his submission of a director candidate after that date. If any other business or nominees should properly come before the Meeting, the proxies named in the accompanying proxy will vote on such business or nominees in accordance with the directions on such proxy or with their best judgment.

     The Company's Annual Report on Securities and Exchange Commission Form 10-K for its 1998 fiscal year which ended December 31, 1998, has been provided to all shareholders of record as of the Record Date as part of the Company's 1998 Annual Report to Shareholders.

     The cost of soliciting proxies will be paid by the Company. The Company expects to solicit proxies primarily by mail. Proxies may also be solicited personally and by telephone by certain officers and regular employees of the Company. The Company may decide to specially engage a proxy solicitation firm to solicit proxies and, if so, may pay special compensation for that purpose. The Company will reimburse brokers and other holders of record for their expenses in communicating with the persons for whom they hold shares of Common Stock.

     Any shareholder proposal intended for consideration at the 2000 annual meeting of shareholders must be received by the Company no later than December 3, 1999, in order to be considered for inclusion in the Company's proxy statement and proxy for that meeting.

                                            On Behalf of the Board of Directors

                                            Peter J. Ruud
                                            Secretary

Milwaukee, Wisconsin
April 2, 1999

                            SUPERIOR SERVICES, INC.
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. []

[                                                                              ]


1.  ELECTION OF DIRECTORS FOR TERMS                            FOR ALL              2.  In their discretion, the Proxies are
    EXPIRING AT 2002 ANNUAL MEETING:         FOR     WITHHOLD   (Except Nominee(s)       authorized to vote upon such other
    Nominees:  Walter G. Winding and         ALL     ALL        written below            business as may properly come before
               Joseph P.  Tate                                                           the meeting and at any adjournment thereof.
                                             [ ]     [ ]           [ ]                   The Board of Directors recommends a vote
    (Instruction:  To withhold authority                                                 for all nominees set forth above.
    to vote for any individual nominee.
    write that nominee's name in the                                                 THIS PROXY WHEN PROPERLY EXECUTED WILL BE
    space provided below.)                                                           VOTED IN THE MANNER DIRECTED HEREIN BY THE
                                                                                     UNDERSIGNED SHAREHOLDER.

    --------------------------------                                                 IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL
                                                                                     BE VOTED "FOR" THE TWO SPECIFIED DIRECTOR
                                                                                     NOMINEES, AND ON SUCH OTHER BUSINESS AS MAY
                                                                                     PROPERLY COME BEFORE THE MEETING IN ACCORDANCE
                                                                                     WITH THE BEST JUDGEMENT OF THE PROXIES NAMED
                                                                                     HEREIN.

                                                                                     The undersigned acknowledges receipt of the
                                                                                     Notice of said Annual Meeting and the
                                                                                     accompanying Annual Report to Shareholders.

                                                                                                      Dated:                1999
                                                                                                            ----------------

                                                                                     Signature(s)
                                                                                                --------------------------------
                                                                                     -------------------------------------------
                                                                                              (Please print your name)



                                                                                     Note: Please sign exactly as your name appears
                                                                                     hereon.  Joint owners should each sign
                                                                                     personally.  A corporation should sign full
                                                                                     corporate name by duly authorized officers and
                                                                                     affix corporate seal, if any.  When signing as
                                                                                     attorney, executor, administrator, trustee, or
                                                                                     guardian, give full title as such.


--------------------------------------------------------------------------------
                          /\  FOLD AND DETACH HERE  /\

                             YOUR VOTE IS IMPORTANT!

           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                         USING THE ENCLOSED ENVELOPE

PROXY                                                                      PROXY

                            SUPERIOR SERVICES, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                           OF SUPERIOR SERVICES, INC.

          1999 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 11, 1999

     The undersigned constitutes and appoints G. W. Dietrich and Peter J. Ruud, and each of them, each with full power to act without the other, and each with full power of substitution, the true and lawful proxies of the undersigned, to represent and vote, as designated below, all shares of Common Stock of Superior Services, Inc., which the undersigned is entitled to vote at the 1999 Annual Meeting of Shareholders of such corporation to be held on the 40th Floor of the Firstar Center at the offices of Foley & Lardner, 777 East Wisconsin Avenue, Milwaukee, Wisconsin, on Tuesday, May 11, 1999, 1:00 p.m. local time, and at any adjournment thereof.


           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

                      (Continued and to be signed on back)

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